PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2016, Adjusts Quarterly Distribution for 2017, and Extends Fee Waiver

NEW YORK, NY -- (Marketwired - November 21, 2016) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2016, an adjustment to its quarterly distribution for 2017 and extension of the previously announced fee waiver.

HIGHLIGHTS

Quarter ended September 30, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                            $    1,153.7
  Net assets                                      $      643.4
  Net asset value per share                       $       9.05

  Credit Facility                                 $       39.6
  2019 Notes                                      $      254.2
  SBA debentures                                  $      193.2
  2025 Notes                                      $       72.6
Yield on debt investments at quarter-end                  11.9%

Operating Results:                                                 Quarter
                                                   Year Ended       Ended
                                                    September     September
                                                    30, 2016      30, 2016
                                                  ------------  ------------
  Net investment income                           $       70.6  $       15.2
  Net investment income per share                 $       0.99  $       0.21
  Distributions declared per share                $       1.12  $       0.28

Portfolio Activity:
  Purchases of investments                        $      330.6  $       23.3
  Sales and repayments of investments             $      439.7  $      135.6

  Number of new portfolio companies invested                 4            --
  Number of existing portfolio companies invested           25             5
  Number of ending portfolio companies                      56            56

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 22, 2016

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, November 22, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 204-4517 approximately 5-10 minutes prior to the call. International callers should dial (913) 312-0845. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 6, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #5568872.

DISTRIBUTION ADJUSTMENT AND FEE WAIVER

"Given the continued weakness in energy and overall yield compression in the market, we have concluded, in consultation with our board of directors, that it is prudent to pay our $0.28 per share distribution for the December 2016 quarter, and then reduce the distribution to $0.18 per share for the March 2017 quarter" said Arthur H. Penn, CEO. "This is the first distribution reduction in our nearly 10 year history and it should allow us to return to the environment where we expect to meet or exceed our distribution with net investment income. In addition, we have concluded, in consultation with our board of directors, to extend our 16% waiver of base and incentive fees through December 31, 2017 as the energy investments need more time to maximize recoveries. Going forward, we intend to focus on lower risk, primarily secured investments, thereby reducing the volatility of our earnings stream."

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2016, our portfolio totaled $1,153.7 million and consisted of $397.1 million of senior secured debt, $425.4 million of second lien secured debt, $177.6 million of subordinated debt and $153.6 million of preferred and common equity. Our debt portfolio consisted of 78% variable-rate investments (including 72% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 22% fixed-rate investments. As of September 30, 2016, we had four companies on non-accrual, representing 5.3% and 2.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $100.3 million as of September 30, 2016. Our overall portfolio consisted of 56 companies with an average investment size of $20.6 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 35% in senior secured debt, 37% in second lien secured debt, 15% in subordinated debt and 13% in preferred and common equity.

As of September 30, 2015, our portfolio totaled $1,299.0 million and consisted of $399.2 million of senior secured debt, $612.5 million of second lien secured debt, $182.5 million of subordinated debt and $104.8 million of preferred and common equity. Our debt portfolio consisted of 71% variable-rate investments (including 65% with a LIBOR or prime floor) and 29% fixed-rate investments. As of September 30, 2015, we had four companies on non-accrual, representing 9.4% and 5.5% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $125.2 million as of September 30, 2015. Our overall portfolio consisted of 61 companies with an average investment size of $21.3 million, had a weighted average yield on interest bearing debt investments of 12.1% and was invested 31% in senior secured debt, 47% in second lien secured debt, 14% in subordinated debt and 8% in preferred and common equity.

For the three months ended September 30, 2016, we invested $23.3 million of investments in five existing portfolio companies with a weighted average yield on debt investments of 12.6%. Sales and repayments of investments for the same period totaled $135.6 million. This compares to the three months ended September 30, 2015, in which we invested $116.5 million in three new and eight existing portfolio companies with a weighted average yield on debt investments of 12.2%. Sales and repayments of investments for the same period totaled $100.9 million.

For the fiscal year ended September 30, 2016, we invested $330.6 million of investments in four new and 25 existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the same period totaled $439.7 million. This compares to the fiscal year ended September 30, 2015, in which we invested $461.3 million in 11 new and 30 existing portfolio companies with a weighted average yield on debt investments of 12.1%. Sales and repayments of investments for the same period totaled $390.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2016 and 2015.

Investment Income

Investment income for the three months ended September 30, 2016 and 2015 was $32.2 million and $39.1 million, respectively, and was primarily attributable to $13.2 million and $11.8 million from senior secured debt, $14.4 million and $17.0 million from second lien secured debt, and $4.6 million and $6.3 million from subordinated debt and zero and $4.0 million from preferred and common equity, respectively.

Investment income for the fiscal years ended September 30, 2016 and 2015 was $142.1 million and $161.6 million, respectively, and was attributable to $59.9 million and $54.3 million from senior secured debt, $60.5 million and $71.1 million from second lien secured debt, and $20.9 million and $29.8 million from subordinated debt and $0.8 million and $6.4 million from preferred and common equity, respectively. The decrease in investment income over the prior year was primarily due to a reduction of our portfolio at cost.

Expenses

Net expenses for the three months ended September 30, 2016 and 2015 totaled $17.0 million and $19.1 million, respectively. Base management fee totaled $5.0 million (after a base management fee waiver of $1.0 million) and $6.6 million, incentive fee totaled $2.9 million (after an incentive fee waiver of $0.5 million) and $5.0 million, debt related interest and expenses totaled $6.9 million and $6.7 million, general and administrative expenses totaled $1.8 million and $0.8 million and taxes totaled $0.4 million and zero, respectively, for the same periods.

Net expenses for the fiscal years ended September 30, 2016 and 2015 totaled $71.5 million and $79.4 million, respectively. Base management fee totaled $20.9 million (after a base management fee waiver of $4.0 million) and $26.7 million, incentive fee totaled $13.5 million (after an incentive fee waiver of $2.5 million) and $20.6 million, debt related interest and expenses totaled $27.6 million and $26.4 million, general and administrative expenses totaled $7.1 million and $5.7 million and taxes totaled $2.4 million and zero, respectively, for the same periods. The decrease in expenses over the prior year was primarily due to the base management and incentive fees, or collectively referred to as the Management Fees, waiver and a smaller portfolio size partially offset by higher taxes.

Through December 31, 2017, PennantPark Investment Advisers, LLC has voluntarily agreed, in consultation with the board of directors, to waive 16% of the Management Fees, correlated to our 16% energy exposure (oil & gas and energy & utilities industries) at cost as of December 31, 2015. For the fiscal year ended September 30, 2016, the Management Fees waiver was $6.5 million, or $0.09 per share. For the fiscal year ended September 30, 2015, there was no fee waiver.

Net Investment Income

Net investment income totaled $15.2 million and $20.0 million, or $0.21 and $0.27 per share, for the three months ended September 30, 2016 and 2015, respectively.

Net investment income totaled $70.6 million and $82.3 million, or $0.99 and $1.10 per share, for the fiscal years ended September 30, 2016 and 2015, respectively. The decrease in net investment income per share compared to the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2016 and 2015 totaled $135.6 million and $100.9 million, respectively, and net realized gains (losses) totaled $1.6 million and $(1.8) million, respectively, for the same periods.

Sales and repayments of investments for the fiscal years ended September 30, 2016 and 2015 totaled $439.7 million and $390.5 million, respectively, and net realized (losses) gains totaled $(80.5) million and $30.1 million, respectively, for the same periods. The increase in realized losses compared to the prior year was primarily due to certain portfolio companies sales or restructurings.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended September 30, 2016 and 2015, net unrealized appreciation (depreciation) on investments totaled $22.8 million and $(16.2) million, respectively. Net unrealized appreciation on our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, our 4.50% senior notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes, totaled $11.8 million and $0.6 million, respectively, for the same periods.

For the fiscal years ended September 30, 2016 and 2015, net unrealized appreciation (depreciation) on investments totaled $24.9 million and $(124.3) million, respectively. Net unrealized depreciation on our Credit Facility, 2019 Notes and 2025 Notes totaled $3.7 million and $1.7 million, respectively, for the same periods. The net change in unrealized appreciation (depreciation) on our investments compared to the prior year was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold or restructured. The change in unrealized (appreciation) depreciation on the Credit Facility and our 2019 and 2025 Notes compared to the prior year was due to the fluctuating interest rate environment.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $27.7 million and $1.4 million, or $0.39 and $0.02 per share, for the three months ended September 30, 2016 and 2015, respectively.

Net change in net assets resulting from operations totaled $18.7 million and $(10.2) million, or $0.26 and $(0.14) per share, for the fiscal years ended September 30, 2016 and 2015, respectively. The increase in the net change in net assets from operations compared to the prior year was primarily due to the change in portfolio investment values offset by higher net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2016 and 2015, there was $50.3 million and $136.9 million (including a temporary draw of $30.0 million), respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate at the time of 2.76% and 3.07%, respectively, exclusive of the fee on undrawn commitments, as of September 30, 2016 and 2015. The annualized weighted average cost of debt for the years ended September 30, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on SBA debentures, was 4.35% and 4.54%, respectively. As of September 30, 2016 and 2015, we had $494.7 million and $408.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

As of September 30, 2016 and 2015, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of September 30, 2016 and 2015, we had $225.0 million in SBA debt commitments, of which $197.5 million and $150.0 million was drawn, respectively.

At September 30, 2016 and 2015, we had cash and cash equivalents of $75.6 million and $49.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $157.7 million for the fiscal year ended September 30, 2016, and our financing activities used cash proceeds of $132.7 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily for net repayments on our Credit Facility and our stock repurchase program.

Our operating activities provided cash of $3.0 million for the fiscal year ended September 30, 2015, and our financing activities used cash proceeds of $20.1 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily for our stock repurchase program and to repay certain amounts under our Credit Facility.

DISTRIBUTIONS

During the fiscal years ended September 30, 2016 and 2015, we declared distributions of $1.12 per share each year for total distributions of $79.8 million and $83.3 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                            September 30,    September 30,
                                                 2016             2015
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost--$805,189,545 and
   $1,138,155,969, respectively)           $   813,467,491  $ 1,096,719,079
  Non-controlled, affiliated investments
   (cost--$262,476,906 and $133,693,295,
   respectively)                               215,192,547       95,503,104
  Controlled, affiliated investments
   (cost--$186,290,695 and $152,387,898,
   respectively)                               125,019,637      106,825,650
                                           ---------------  ---------------
  Total of investments (cost--
   $1,253,957,146 and $1,424,237,162,
   respectively)                             1,153,679,675    1,299,047,833
Cash and cash equivalents (cost--
 $75,617,133 and $49,637,415,
 respectively)                                  75,608,113       49,619,256
Interest receivable                              7,032,858        7,590,197
Prepaid expenses and other assets                2,615,232        8,790,944
                                           ---------------  ---------------
    Total assets                             1,238,935,878    1,365,048,230
                                           ---------------  ---------------
Liabilities
Distributions payable                           19,897,034       20,430,492
Payable for investments purchased                       --        3,591,177
Credit Facility payable (cost--$50,339,700
 and $136,864,300, respectively)                39,551,187      132,356,860
2019 Notes payable (par--$250,000,000)         254,175,000      253,102,500
SBA debentures payable (par--$197,500,000
 and $150,000,000, respectively)               193,244,534      146,269,957
2025 Notes payable (par--$71,250,000)           72,618,000       71,136,000
Base management fee payable, net                 5,074,830        6,602,029
Performance-based incentive fee payable,
 net                                             2,865,444        5,007,792
Interest payable on debt                         7,520,113        7,638,514
Accrued other expenses                             622,880        2,322,367
                                           ---------------  ---------------
    Total liabilities                          595,569,022      648,457,688
                                           ---------------  ---------------
Commitments and contingencies                           --               --
Net assets
Common stock, 71,060,836 and 72,966,043
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                 71,061           72,966
Paid-in capital in excess of par value         819,983,676      834,711,229
Undistributed (distributions in excess of)
 net investment income                           3,119,380      (13,424,886)
Accumulated net realized (loss) gain on
 investments                                   (84,771,820)      18,919,305
Net unrealized depreciation on investments    (100,280,954)    (125,207,012)
Net unrealized depreciation on debt              5,245,513        1,518,940
                                           ---------------  ---------------
    Total net assets                       $   643,366,856  $   716,590,542
                                           ---------------  ---------------
    Total liabilities and net assets       $ 1,238,935,878  $ 1,365,048,230
                                           ===============  ===============
Net asset value per share                  $          9.05  $          9.82
                                           ===============  ===============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Years Ended September 30,
                                                 2016             2015
                                           ---------------  ---------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                 $   104,508,016  $   130,647,588
  Other income                                  10,945,240        9,644,816
From non-controlled, affiliated
 investments:
  Interest                                      13,055,367       11,694,525
  Other income                                      80,521          175,937
From controlled, affiliated investments:
  Interest                                      13,481,683        5,366,425
  Other income                                          --        4,100,000
                                           ---------------  ---------------
  Total investment income                      142,070,827      161,629,291
                                           ---------------  ---------------
Expenses:
  Base management fee                           24,852,898       26,695,653
  Performance-based incentive fee               16,018,790       20,564,559
  Interest and expenses on debt                 27,601,242       26,355,081
  Administrative services expenses               3,566,667        2,686,765
  Other general and administrative
   expenses                                      3,605,923        3,069,144
                                           ---------------  ---------------
  Expenses before Management Fees waiver,
   provision for taxes and debt issuance
   costs                                        75,646,520       79,371,202
  Management Fees wavier                        (6,539,475)              --
  Provision for taxes                            2,350,000               --
                                           ---------------  ---------------
  Net expenses                                  71,456,045       79,371,202
                                           ---------------  ---------------
  Net investment income                         70,614,782       82,258,089
                                           ---------------  ---------------
Realized and unrealized (loss) gain on
 investments, cash and debt:
Net realized (loss) gain on investments        (80,530,707)      30,111,694
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated
   investments                                  48,052,466     (113,376,060)
  Non-controlled and controlled,
   affiliated investments                      (23,126,408)     (10,949,885)
  Debt depreciation (appreciation)               3,726,573        1,710,510
                                           ---------------  ---------------
  Net change in unrealized appreciation
   (depreciation) on investments and debt       28,652,631     (122,615,435)
                                           ---------------  ---------------
Net realized and unrealized (loss) gain
 from investments and debt                     (51,878,076)     (92,503,741)
                                           ---------------  ---------------
Net increase (decrease) in net assets
 resulting from operations                 $    18,736,706  $   (10,245,652)
                                           ===============  ===============
Net increase (decrease) in net assets
 resulting from operations per common
 share                                     $          0.26  $         (0.14)
                                           ===============  ===============
Net investment income per common share     $          0.99  $          1.10
                                           ===============  ===============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com